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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated June 28, 2006 relating to the consolidated financial statements and financial statement schedule of HireRight, Inc. and Subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement discussed in Note 15) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California
February 9, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM